Exhibit 99.2

N E W S R E L E A S E

Optum completes acquisition of DaVita Medical Group from DaVita

•	DaVita Medical Group’s high-quality practices in California, Colorado, Florida, New Mexico and Washington are now part of OptumCare

•	Combination will improve care quality and patient experiences and lower costs for 16 million people; and serve more than 80 health plans.

EDEN PRAIRIE, Minn. and DENVER (June 19, 2019) - Optum, a leading health services company, completed its acquisition of DaVita Medical Group, one of the nation’s leading independent medical groups, from DaVita Inc. (NYSE: DVA). As part of the transaction, HealthCare Partners Nevada, DaVita Medical Group’s primary care practice in southern Nevada will become part of Intermountain Healthcare.

DaVita Medical Group joins OptumCare, which serves more than 80 health plans, and will provide quality care to a combined 16 million patients.

“We are excited to take this important step in building a next-generation comprehensive, coordinated health care organization. Together we will improve patient health and experiences while lowering costs across the continuum of care - including primary, specialty, urgent and surgical care,” said Andrew Witty, CEO of Optum.

“In joining Optum, DaVita Medical Group begins an exciting new chapter, helping physicians further advance patient care,” said Kent Thiry, Executive Chairman of DaVita Inc.

“DaVita will continue its focus on improving quality of life for patients and expanding access to integrated care in the kidney care space,” said Javier Rodriguez, CEO of DaVita Inc.

DaVita Inc. will continue to own and operate its U.S. and international kidney care businesses.

About DaVita Inc.
DaVita is a Fortune 500® health care provider focused on transforming care delivery to improve quality of life for patients around the globe. The company is the largest provider of kidney care services in the U.S. and has been a leader in clinical quality and innovation for 20 years. Through DaVita Kidney Care, the company treats patients with chronic kidney failure and end stage renal disease. DaVita is committed to bold, patient-centric care models, implementing the latest technologies and moving toward integrated care offerings for all. As of March 31, 2019, DaVita serves 203,500 patients at 2,689 outpatient dialysis centers in the United States. The company also operates 234 outpatient dialysis centers in nine countries across the world. DaVita has reduced hospitalizations, improved mortality, and worked collaboratively to propel the kidney care industry to adopt an equitable and high-quality standard of care for all patients, everywhere. To learn more about how DaVita is leading the health care evolution, please, visit DaVita.com/About.
About Optum
Optum is a leading information and technology-enabled health services business dedicated to helping make the health system work better for everyone. With more than 165,000 people worldwide, Optum delivers intelligent, integrated solutions that help to modernize the health system and improve overall population health. Optum is part of UnitedHealth Group (NYSE:UNH). For more information, visit www.optum.com.

Contacts:
For Optum:
Communications:                Investors:
Lauren Mihajlov                 Brett Manderfeld
952-205-6312                 952-936-7216
lauren.mihajlov@optum.com         brett_manderfeld@uhg.com

For DaVita:
Communications:             Investors:
Courtney Culpepper            Jim Gustafson
303-876-6600                310-536-2585
courtney.culpepper@davita.com        jim.gustafson@davita.com

Cautionary Statement Regarding Forward Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. All such statements in this release, other than statements of historical fact, are forward-looking statements and include, among other things, statements about expectations, beliefs, intentions and/or strategies for the future. Words such as "expect," "intend," "will," "plan," "anticipate," "believe," "continue," and similar expressions are intended to identify forward-looking statements.  Actual results could differ materially from forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. With respect to DaVita, these risks and uncertainties include, among other things, the risk factors set forth in DaVita’s most recent quarterly report on Form 10-Q and the other risks discussed in any subsequent reports filed by it with the Securities and Exchange Commission from time to time, all of which are expressly incorporated herein by reference. DaVita bases its forward-looking statements on information available to it on the date of this release, and undertakes no obligation to update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise.

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